Terry Amisano Ltd.                                         AMISANO HANSON
Kevin Hanson, CA                                           CHARTERED ACCOUNTANTS




                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the use in the Registration Statement on Form SB-2 for SMI Products, Inc., of our report dated January 2, 2001 relating to the December 31, 2000, 1999, 1998, 1997 and 1996 financial statements, which appears in such Registration Statement.



/s/ AMISANO HANSON
-----------------------------------------
    Amisano Hanson, Chartered Accountants

Vancouver, BC, Canada
April 10, 2001



Suite 404 - 750 West Bender Street                      Telephone (604) 689-0188
Vancouver, Canada                                      Facsimilie (604) 689-9773
VBC 297                                                E-Mail: amisano@telue.net